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                                                                 CONFORMED COPY
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                                 PRT GROUP INC.




                       PREFERRED STOCK PURCHASE AGREEMENT




                      SERIES A CONVERTIBLE PREFERRED STOCK












                         dated as of November 21, 1996










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                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I  Purchase and Sale of Stock......................................  1

    Section 1.1    Sale and Issuance of Preferred Stock....................  1
    Section 1.2    Closing.................................................  1

ARTICLE II  Representations and Warranties of the Company..................  2

    Section 2.1    Organization, Good Standing and Qualification...........  2
    Section 2.2    Capitalization and Voting Rights........................  2
    Section 2.3    Subsidiaries............................................  6
    Section 2.4    Authorization...........................................  6
    Section 2.5    Valid Issuance of Preferred and Common Stock............  6
    Section 2.6    Governmental Consents...................................  7
    Section 2.7    Litigation; Compliance with Laws........................  7
    Section 2.8    Patents and Trademarks..................................  8
    Section 2.9    Proprietary Information of Third Parties................  8
    Section 2.10   Compliance with Other Instruments.......................  9
    Section 2.11   Other Agreements........................................ 10
    Section 2.12   Disclosure.............................................. 10
    Section 2.13   Title to Property and Assets; Leases.................... 11
    Section 2.14   Changes................................................. 12
    Section 2.15   Employee Benefit Plans.................................. 14
    Section 2.16   Tax Returns, Payments and Elections..................... 14
    Section 2.17   Insurance............................................... 15
    Section 2.18   Labor Agreements and Actions............................ 16
    Section 2.19   Financial Statements.................................... 16
    Section 2.20   Absence of Undisclosed Liabilities...................... 17
    Section 2.21   Other Agreements........................................ 17
    Section 2.22   Loans and Advances...................................... 19
    Section 2.23   Employees; Officers..................................... 20
    Section 2.24   [Reserved].............................................. 20
    Section 2.25   Environmental Protection................................ 20
    Section 2.26   Foreign Corrupt Practices Act........................... 22
    Section 2.27   Federal Reserve Regulations............................. 22
    Section 2.28   Offering of the Shares.................................. 22
    Section 2.29   Returns................................................. 23
    Section 2.30   Related-Party Transactions.............................. 23
    Section 2.31   Permits................................................. 23
    Section 2.32   Manufacturing and Marketing............................. 23
    Section 2.33   Registration Rights..................................... 24
    Section 2.34   Minute Books............................................ 24

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                                                                           Page

ARTICLE III  Covenants of the Company...................................... 24

    Section 3.1    Financial Statements, Reports, Etc...................... 24
    Section 3.2    Properties, Business, Insurance......................... 27
    Section 3.3    Inspection, Consultation and Advice..................... 27
    Section 3.4    Restrictive Agreements Prohibited....................... 28
    Section 3.5    Transactions with Affiliates............................ 28
    Section 3.6    Expenses of Directors................................... 29
    Section 3.7    Board of Directors Meetings............................. 29
    Section 3.8    By-laws................................................. 29
    Section 3.9    Performance of Contracts................................ 30
    Section 3.10   Employee Agreements..................................... 30
    Section 3.11   Compliance with Laws.................................... 30
    Section 3.12   Keeping of Records and Books of Account................. 30
    Section 3.13   Compensation and Audit Committees....................... 30
    Section 3.14   Corporate Existence..................................... 31
    Section 3.15   Limitations of Certain Rights........................... 31
    Section 3.16   Survival................................................ 31
    Section 3.17   Use of Proceeds......................................... 31
    Section 3.18   Preemptive Rights....................................... 31
    Section 3.19   Reservation of Shares................................... 34
    Section 3.20   Co-Sale Rights.......................................... 34
    Section 3.21   Increase in Expenses.................................... 38
    Section 3.22   Use of Name and Management Responsibility............... 38
    Section 3.23   Right of First Offer From Founders...................... 38
    Section 3.23   Board Size.............................................. 40

ARTICLE IV  Representations, Warranties and Covenants of the Investors..... 40

    Section 4.1    Authorization........................................... 40
    Section 4.2    Purchase Entirely for Own Account....................... 40
    Section 4.3    Disclosure of Information............................... 41
    Section 4.4    Restricted Securities................................... 41
    Section 4.5    Further Limitations on Disposition...................... 41
    Section 4.6    Legends................................................. 42
    Section 4.7    Accredited Investor..................................... 43
    Section 4.8    [Reserved].............................................. 43
    Section 4.9    No Sales to Competitors................................. 43
    Section 4.10   Notification of Investor Sales of Securities............ 43

ARTICLE V  Conditions of Each Investor's Obligations at Closing............ 43

    Section 5.1    Representations and Warranties.......................... 43
    Section 5.2    Compliance Certificate.................................. 43
    Section 5.3    Proceedings and Documents............................... 44
    Section 5.4    Opinion of Company Counsel.............................. 44
    Section 5.5    Performance............................................. 44

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                                                                           Page

    Section 5.6    Purchase by Other Investors............................. 44
    Section 5.7    Supporting Documents.................................... 44
    Section 5.8    Certificate of Incorporation............................ 45
    Section 5.9    Employee Agreements..................................... 45
    Section 5.10   By-Laws................................................. 45
    Section 5.11   Fees of Investors' Counsel.............................. 45

ARTICLE VI  Conditions of the Company's Obligations at Closing............. 46

ARTICLE VII  Registration Rights........................................... 46

    Section 7.1    Definitions............................................. 46
    Section 7.2    Demand for Registration................................. 47
    Section 7.3    Company Registration.................................... 49
    Section 7.4    Obligations of the Company.............................. 50
    Section 7.5    Furnish Information..................................... 52
    Section 7.6    Expenses of Demand Registration......................... 52
    Section 7.7    Expenses of Company Registration........................ 53
    Section 7.8    Underwriting Requirements............................... 53
    Section 7.9    Delay of Registration................................... 54
    Section 7.10   Indemnification......................................... 54
    Section 7.11   Reports Under Securities Exchange Act of 1934........... 58
    Section 7.12   Form S-3 Registration................................... 58
    Section 7.13   Assignment of Registration Rights....................... 60
    Section 7.14   Limitations on Subsequent Registration Rights........... 60
    Section 7.15   Amendment of Registration Rights........................ 61
    Section 7.16   Termination of Registration Rights...................... 61

ARTICLE VIII  Miscellaneous................................................ 61

    Section 8.1    Survival of Warranties.................................. 61
    Section 8.2    Successors and Assigns.................................. 61
    Section 8.3    Governing Law........................................... 62
    Section 8.4    Counterparts; Facsimile Counterparts.................... 62
    Section 8.5    Titles and Subtitles.................................... 62
    Section 8.6    Notices................................................. 62
    Section 8.7    Finder's Fee............................................ 62
    Section 8.8    Expenses................................................ 63
    Section 8.9    Amendments and Waivers.................................. 63
    Section 8.10   Severability............................................ 63
    Section 8.11   Entire Agreement........................................ 64
    Section 8.12   Disclosure Required under the Laws of Certain
                   States and Foreign Countries............................ 64

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Schedule 1.1    - Investors................................................ 69
Schedule 2.1    - Organization, Good Standing and Qualifications........... 70
Schedule 2.2(c) - Capitalization........................................... 71
Schedule 2.11   - Other Agreements......................................... 73
Schedule 2.13   - Title to Property and Assets; Leases..................... 74
Schedule 2.14   - Changes.................................................. 75
Schedule 2.15   - Employee Benefit Plans................................... 76
Schedule 2.16   - Tax Matters.............................................. 77
Schedule 2.21   - Other Agreements......................................... 78
Schedule 2.23   - Executive Officers and
                  Key Employees of the Company............................. 80
Schedule 2.28   - Offering of the Shares................................... 81
Schedule 2.30   - Related-Party Transactions............................... 82

Exhibit A       - Certificate of Incorporation
Exhibit B       - Form of Employee Agreement (Executive Officers)
Exhibit C       - Form of Employee Agreement (Key Employees)
Exhibit D       - Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
Exhibit E       - Form of Stock Option Plan
Exhibit F       - Form of Certificate of Amendment to the Certificate of
                  Incorporation
Exhibit G       - Form of Unit Purchase Agreement
Exhibit H       - Certificate of Incorporation of Total Technology Solutions
                  Limited
Exhibit I       - Certificate of Incorporation of PRT Software Services
                  (India) Pvt. Ltd.
Exhibit J       - Certificate of Incorporation of PRT Europe Limited

                                       iv

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                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT is made as of the 15th day of November 1996 (the "Agreement"), by and among PRT Group Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule 1.1 hereto, each of which is herein referred to as an "Investor." Any reference herein to an "Investor" shall further include all mutual funds or other pooled investment vehicles or entities under the control or management of such Investor, or the general partner or investment advisor thereof, or any affiliate of any of the foregoing.

                      THE PARTIES HEREBY AGREE AS FOLLOWS:

                                   ARTICLE I

                           Purchase and Sale of Stock

         Section 1.1 Sale and Issuance of Preferred Stock. Subject to the terms and conditions of this Agreement each Investor agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each such Investor at the Closing, the number of shares (the "Shares"), of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), set forth opposite such Investor's name on Schedule 1.1 hereto for a price equal to $65.62 per Share and an aggregate purchase price as set forth opposite such Investor's name thereon, such consideration to be payable by certified or bank cashier's check in immediately available funds or by wire transfer payable to the order of the Company.

         Section 1.2 Closing. The closing of the purchase and sale of the Shares shall be on a date by mutual agreement of the parties but, without the consent of the Company, in no event later than November 30, 1996 and shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor certificates representing the number of Shares such Investor is purchasing as specified on Schedule 1.1 hereto.

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                                   ARTICLE II

                 Representations and Warranties of the Company

         The Company, on behalf of itself and each of its Subsidiaries (as hereinafter defined), hereby represents, warrants and covenants to each Investor that:

         Section 2.1 Organization, Good Standing and Qualification. The Company and each Subsidiary (as defined herein) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted as described in the Confidential Offering Memorandum of the Company dated July 15, 1996 (the "Memorandum"). The Company has the corporate power and authority to execute, deliver and perform this Agreement, to issue, sell and deliver the Shares, and to issue and deliver the Common Stock, $.01 par value per share ("Common Stock"), of the Company issuable upon conversion of the Shares (the "Conversion Shares"). Except as set forth on Schedule 2.1 attached hereto, the Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, affairs, financial condition, properties or prospects.

         Section 2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

              (a) Preferred Stock. Five hundred thousand (500,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), consisting of (i) two hundred seventy five thousand nine hundred and sixty one (275,961) shares of Series A Convertible Preferred Stock, $.01 par value per share, none of which have been issued, and (ii) two hundred twenty four thousand and thirty nine(224,039) shares of undesignated preferred stock, none of which have been issued. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Company's Certificate of Amendment to the Certificate of Incorporation dated as of November 21, 1996 attached hereto as Exhibit F (the "Certificate of Amendment").

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              (b) Common Stock. 5,000,000 shares of Common Stock, of which
1,053,750 shares are outstanding as of the date hereof and were duly and validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof; provided that, on the date hereof, Jerome Mellinger is selling 48,631 shares of Common Stock to SMALLCAP World Fund, Inc. pursuant to the Common Stock and Warrant Unit Purchase Agreement, dated as of the date hereof, by and among the Company, Jerome Mellinger and certain investors, as set forth therein, (the "Unit Purchase Agreement") a form of which is attached hereto as Exhibit G, and Allan Stern is selling 6,095 shares of Common Stock to the Company. An appropriate number of shares of Common Stock have been reserved for issuance upon the (i) exercise of options issued, and issuable, pursuant to the Company's 1996 Stock Incentive Plan (the "Option Plan"), a copy of which is attached hereto as Exhibit E (ii) conversion of the Series A Preferred Stock and (iii) conversion of the warrants (the "Warrants") issued pursuant to the Unit Purchase Agreement. The term "Units", as used herein, shall mean the Units sold by the Company pursuant to the Unit Purchase Agreement.

              (c) Options, Warrants, etc. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company and each Subsidiary, and the number of shares of equity securities and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule 2.2(c).

              The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company's Certificate of Incorporation dated as of September 18, 1996 attached hereto as Exhibit A (the "Certificate of Incorporation"), and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as provided for in this Agreement, the Unit Purchase Agreement, or as set forth in the attached Schedule 2.2(c), (i) no person

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owns of record, or is known to the Company to own beneficially, any share of
Common Stock or Preferred Stock, (ii) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset.

              The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of each of the Subsidiaries of the Company are as set forth in the corporate constituent documents attached hereto as Exhibits H, I and J, all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as provided for in the attached Schedule 2.2(c), (i) no person owns of record, or is known to the Company to own beneficially, any share of capital stock of such Subsidiary, (ii) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Subsidiaries is authorized or outstanding and (iii) there is no commitment by the Company or any Subsidiary to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of the equity securities, any evidence of indebtedness or asset of any Subsidiary.

              (d) Outstanding Agreements. The Company and each Subsidiary has no obligation (contingent or otherwise) to pay any dividend or make any other distribution in respect of any of its capital stock. Except as set forth on
Schedule 2.2(c) hereto, the Company and each Subsidiary is not a party to, and to the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Company or any Subsidiary (whether or not the Company or any Subsidiary is a party thereto). All of the outstanding securities of the Company and each Subsidiary were issued in compliance

                                       4

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with all applicable federal and state securities laws. Except as set forth in the certificate of incorporation for the Company and each Subsidiary or in this Agreement, the Company and each Subsidiary has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of its capital stock, except as set forth in Section 2.2(b) hereof.

              (e) Series A Board Members. The Company's Certificate of Incorporation provides that, or on the date of the Closing will provide that,
(i) prior to an Initial Public Offering (as defined below) and (ii) after an Initial Public Offering and until the Investors shall hold, in the aggregate, less than 60% of the total number of Shares purchased hereunder and shares of Common Stock or other securities into which such Shares have been converted, the Company's Board of Directors shall include two members elected solely by the Investors voting as a separate class (the "Series A Board Members"). One of such Series A Board Members may be elected by The Travelers Insurance Company, and one of such Series A Board Members may be elected by Tudor (as defined below), at their respective sole option, each for so long as The Travelers Insurance Company or Tudor, respectively, continues to hold securities of the Company with a liquidation preference or fair market value, whichever is lower, in excess of 10% of the amount purchased by such Investor hereunder; the Investors hereby agree to vote for the respective nominees of The Travelers Insurance Company and Tudor for so long as each, respectively, may so appoint a Series A Board Member.

              For the purposes of this Agreement, the term "Initial Public Offering" shall mean the Company's initial public offering of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Securities and Exchange Commission, in which the aggregate gross proceeds to the Company equal or exceed $25,000,000 (before deducting underwriting discounts and commissions and offering expenses) at a price per share of at least $131.24 (as appropriately adjusted for any stock dividend, stock split or similar recapitalization event). For the purposes of this Agreement, the term "Tudor" shall mean Tudor Investment Corporation and its affiliates (including all mutual funds or other pooled investment vehicles or entities under the control or management of Tudor Investment Corporation or any of its affiliates), collectively.

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         Section 2.3 Subsidiaries. The Company has formed Total Technology
Solutions Limited ("TTSL") under the laws of Barbados, PRT Software Services (India) Pvt. Ltd. under the laws of India and PRT Europe Limited under the laws of the United Kingdom (the "Subsidiaries"). Other than the Subsidiaries, the Company and each Subsidiary does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

         Section 2.4 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Shares and reservation, issuance and delivery of the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Company has obtained, or prior to the Closing will have obtained, any authorization, consent or approval or other action by, or made any filing with any court or administrative body that is required under the applicable state securities laws in connection with the issuance of the Shares and the conversion of the Shares.

         Section 2.5 Valid Issuance of Preferred and Common Stock.

              (a) The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in Article VII hereof and, in reliance upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation shall be duly and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in Article VII hereof, and shall be

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issued in compliance with all applicable federal and state securities laws, as presently in effect.

              (b) In reliance upon the representations of the Investors, neither the offer, sale or delivery of the Shares nor the issuance and delivery of the Conversion Shares upon conversion of the Shares in conformity with the terms of this Agreement will violate the Securities Act, as presently in effect.

         Section 2.6 Governmental and Third Party Consents. No permit, consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company or any Subsidiary is required in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except for (a) filings pursuant to Regulation D under the Securities Act, and pursuant to applicable state securities laws, and (b) with respect to Article VII hereof, registration under the Securities Act.

         Section 2.7 Litigation; Compliance with Laws. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or any Subsidiary which questions the validity of this Agreement or the right of the Company to execute and deliver this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company or any Subsidiary, financial or otherwise, or any change in the current equity ownership of the Company, nor is the Company or any Subsidiary aware that there is any basis for the foregoing. The Company and each Subsidiary is not in default under the material provisions of any law, regulation or order, is not under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and there are no (i) claims, actions, suits or proceedings pending, or to its knowledge threatened against or affecting the Company or any Subsidiary at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located; (ii) arbitration proceedings relating to the Company or any Subsidiary pending under collective bargaining agreements or otherwise; or (iii) governmental inquiries pending or, to the Company's or any Subsidiary's knowledge, threatened against or affecting the Company or any Subsidiary (including without limitation any inquiry as to the qualification of the Company or any Subsidiary to hold or receive any license or permit). The Company and each Subsidiary has not taken any action which has resulted in, or is reasonably likely to result in, the Company or any Subsidiary incurring any liability which may be material to its business, prospects, financial condition, operations, property or affairs, other than as reflected in financial statements at September 30, 1996. There is no action or suit by the Company or any Subsidiary pending or threatened against others.

         Section 2.8 Patents and Trademarks. The Company and its Subsidiaries have sufficient title and ownership of, or license rights to, or have applied for, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property") necessary for their business as now conducted and as proposed to be conducted as described in the Memorandum. No claim is pending or, to the Company's or any Subsidiary's knowledge, threatened to the effect that the operations of the Company or any Subsidiary infringe upon or conflict with the asserted rights of any other person with respect to any Intellectual Property and the Company and each Subsidiary knows of no basis for such claim. No claim is pending or threatened to the effect that any Intellectual Property owned or licensed by the Company or any Subsidiary, or which the Company or any Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or any Subsidiary and the Company and each Subsidiary knows of no basis for such claim. The Company and each Subsidiary have used reasonable efforts to maintain the confidentiality of all proprietary information developed by and belonging to them which has not been patented. To the Company's and each Subsidiary's knowledge, all scientific and technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential.

         Section 2.9 Proprietary Information of Third Parties. To the Company's and each Subsidiary's knowledge, no third party has claimed that any person employed by or under the control of the Company or any Subsidiary has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be improperly utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees and no third party has requested information from the Company or any Subsidiary which suggests that such a claim might be contemplated. To the Company's and each Subsidiary's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company or any Subsidiary by any officer, director or key employee of the Company and each Subsidiary, or the conduct or proposed conduct of the business of the Company and each Subsidiary as described in the Memorandum, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such person is obligated. To the Company's and each Subsidiary's knowledge, no person employed by or under the control of the Company or any Subsidiary has, in connection with such person's performance of any employment or other services rendered to the Company or any Subsidiary, employed any trade secret or any information or documentation proprietary to any former employer, and to the Company's and each Subsidiary's knowledge, no person employed by or under the control of the Company or any Subsidiary has, in connection with such person's performance of any employment or other services rendered to the Company or any Subsidiary, violated any confidentiality obligation which such person may have owed to any third party.

         Section 2.10 Compliance with Other Instruments. The Company and each Subsidiary are not in violation or default of any provisions of (i) its certificate of incorporation or by-laws or (ii) any instrument, judgment, order, writ, decree, contract or other agreement to which it is a party or by which it is bound which violation or default would either individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or operation of the Company and its Subsidiaries taken as a whole, and the Company and each Subsidiary has not received notice alleging any material violation thereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the issuance, sale and delivery of the Shares or the Conversion Shares, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or other agreement or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company or any Subsidiary, except (i) for pledges or liens which either individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole, or (ii) a violation or conflict with any permit, license, authorization or approval which would not have a material adverse effect on the condition, financial or otherwise, or operation of the Company and its Subsidiaries taken as a whole. The Shares are not subject to any preemptive rights.

         Section 2.11 Other Agreements; Action. Except as otherwise disclosed herein or as set forth on Schedule 2.11 attached hereto, there are no, and within the past year there have not been any, agreements, understandings or proposed transactions between the Company or any Subsidiary and any of their stockholders, officers, directors, affiliates, or any affiliate thereof.

         Section 2.12 Disclosure. Neither this Agreement, nor any schedule or exhibit to this Agreement, nor the Memorandum, as amended by the disclosures set forth in this Agreement, taken together as a whole, contains an untrue statement of a material fact or omits a material fact necessary, in light of the circumstances under which they were made, to make the statements contained herein or therein not misleading; provided, that the Company has not made, and will not make, any statement regarding the tax consequences of an investment in the Shares or the Conversion Shares, and the Investors hereby acknowledge that no such statement has been or will be made and such Investors have not relied upon any disclosure (or non-disclosure) by the Company regarding such tax consequences in making their decision to invest in the Shares or the Conversion Shares. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Investors and their counsel in writing and of which the Company is aware which materially and adversely affects or could reasonably be expected to materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

         Section 2.13 Title to Property and Assets; Leases. The Company and each Subsidiary owns its property and assets free and clear of all mortgages, liens and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or such Subsidiary's ownership, or use of such property or assets or the Company's or such Subsidiary's ability to obtain financing by using such property as collateral. To the Company's and each Subsidiary's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's or any Subsidiary's properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company and each Subsidiary has not received notice of any special assessment proceedings which would affect such properties and assets. With respect to the property and assets it leases, the Company and each Subsidiary is in compliance with such leases and, to the Company's and each Subsidiary's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company's and each Subsidiary's possession of such property has not been disturbed and, to the Company's and each Subsidiary's knowledge, no claim has been asserted against the Company or any Subsidiary adverse to its rights in such leasehold interests. Each lease or agreement to which the Company or any Subsidiary is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement of the Company or such Subsidiary, duly authorized and entered into by the Company or such Subsidiary, without any material default of the Company or any Subsidiary thereunder and, to the Company's and each Subsidiary's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any Subsidiary under any such lease or agreement or, to the Company's or any Subsidiary's knowledge, by any other party thereto. The tangible assets of the Company and each Subsidiary are located at the premises as set forth in Schedule 2.13.

         Section 2.14 Changes. Except as set forth on Schedule 2.14 hereof, from December 31, 1995 until the date hereof, there has not been, and from the date hereof until the Closing, except as set forth or contemplated on Schedule 2.14, there will not be:

              (a) any adverse change in the assets, liabilities, financial condition or operating results of the Company and each Subsidiary, except changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse, including the expenditure of funds for research and development and otherwise in connection with the Company's and each Subsidiary's operations;

              (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company and each Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

              (c) any waiver or compromise by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

              (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted as described in the Memorandum);

              (e) any change or amendment to a contract or arrangement by which the Company, any Subsidiary or any of their assets or properties are bound or subject which has a material effect on the Company and its Subsidiaries taken as a whole, except as set forth in this Agreement;

              (f) any changes in the identity of, or material information presented in the Memorandum regarding, any of the Company's or its Subsidiaries' officers or directors or any material increases in the compensation, including the grant of options to purchase a material number of shares of Common Stock, of any of the

Company's or any Subsidiaries' employees, officers or directors;

              (g) any incurrence, assumption or guarantee by the Company or any Subsidiary of any material obligation for borrowed money, except for current liabilities incurred in the ordinary course of business;

              (h) any mortgage, pledge, lien, charge or other encumbrance placed on or incurred with respect to any of the Company's or any Subsidiary's properties or assets;

              (i) to the Company's knowledge, any other event or condition of any character which can reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted as described in the Memorandum);

              (j) any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary or any direct or indirect redemption or other acquisition of any equity security of the Company or any Subsidiary;

              (k) except as provided in Exhibit A, any change in the authorized capital of the Company or any Subsidiary;

              (l) a sale, assignment or transfer by the Company or any Subsidiary of any of its tangible assets except in the ordinary course of business;

              (m) a sale, assignment, transfer or grant of any exclusive license with respect to any of the Company's or any Subsidiary's Intellectual Property;

              (n) any material change in the manner of business or operations of the Company or any Subsidiary;

              (o) any transaction with respect to the Company or any Subsidiary except in the ordinary course of business or as otherwise contemplated hereby;

              (p) any resignation or termination of employment of any executive officer or key employee of the Company or any Subsidiary; and to the best of the

Company's and each Subsidiary's knowledge, any facts that would indicate that a key officer or employee of the Company is planning to resign or expected to be terminated;

              (q) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Subsidiary;

              (r) any loan or guarantee made by the Company or any Subsidiary to or for the benefit of its employees, officers, directors or stockholders, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

              (s) any commitment (contingent or otherwise) to do any of the foregoing; or

              (t) any material adverse change, or, to the best of the Company's and each Subsidiary's knowledge, the existence of any fact that would indicate a material adverse change is likely to occur, in the arrangements between TTSL and the government of Barbados.

         Section 2.15 Employee Benefit Plans. Except as set forth on Schedule 2.15, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended, other than those providing for health and medical benefits.

         Section 2.16 Tax Matters. (a) Except as set forth on Schedule 2.16 hereto, (i) the Company and each Subsidiary has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) all material Tax Returns (as defined herein) required to be filed with respect to Taxes (as defined herein) of the Company and each Subsidiary, and (ii) all material Taxes with respect to the Company and each Subsidiary shown to be due and payable on such Tax Returns or on any assessment received by the Company or a Subsidiary, as the case may be, and all other Taxes due and payable by the Company and each Subsidiary on or before the Closing have been paid in full or have been adequately provided for by the Company and each Subsidiary, respectively. The Tax Returns filed by the Company and each Subsidiary are, to the Company's and each Subsidiary's knowledge, true and correct in all material respects. The Company and each Subsidiary have never waived any statute of limitations on the assessment or collection of any tax or governmen-tal charge. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended, that the Company be taxed as an S corporation. The federal income tax returns of the Company have never been audited by the Internal Revenue Service, and the tax returns of each Subsidiary have never been subject to audit by any taxing authority.

              (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employee health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

              (c) PRT Corp. of America, a New York corporation ("Old PRT"), is in the process of filing certain tax forms with respect to the merger of Old PRT with and into the Company, with the Company surviving. Upon clearance of such tax filings and the payment of any additional taxes due, if any, the State of New York shall accept for filing the certificate of merger previously submitted to the Secretary of State of the State of New York. While the Company expects the amount of any such taxes to be sufficiently provided for in the financial statements of the Company, the Company hereby represents and warrants that the tax liabilities of Old PRT will not exceed $500,000 above the amount provided for the payment of any such taxes in the financial statements of the Company. A description of the merger is set forth on Schedule 2.16 attached hereto.

         Section 2.17 Insurance. The Company and each Subsidiary has insured by reputable insurers its assets that are of an insurable character against risks of liability, casualty and fire in adequate amounts and consistent with prudent industry practice. The Company has made, and will make, available to any Investor, upon its request, a list of all insurance coverage carried by the Company and its Subsidiaries, the carrier and the terms and amount of coverage.

         Section 2.18 Labor Agreements and Actions. The Company and each Subsidiary is not bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company and each Subsidiary, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company's or any Subsidiary's knowledge, threatened, that has had or would reasonably be expected to have a material adverse effect on the business affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole, nor is the Company or any Subsidiary aware of any labor organization activity involving its employees. The Company and each Subsidiary are not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and each Subsidiary is terminable at the will of the Company or the Subsidiary, except as provided in the Employee Agreements (as defined in Section 2.23 hereof). To its knowledge, the Company and each Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         Section 2.19 Financial Statements. The Company has furnished to the Investors the audited consolidated balance sheet of the Company as at December 31, 1995 and the related statements of operations, stockholders' equity and cash flows of the Company for the period from January 1, 1995 through December 31, 1995, and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the nine months ended September 30, 1996 (collectively, the "Financial Statements"). All such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such unaudited financial statements do not contain all of the required footnotes) and fairly present the financial position of the Company and its Subsidiaries as of September 30, 1996 and December 31, 1995, respectively, and the results of their operations and cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

         Section 2.20 Absence of Undisclosed Liabilities. The Company does not have any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) which are not reflected in this Agreement or the Financial Statements. Except as disclosed in the Financial Statements, the Company and each Subsidiary is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and each Subsidiary maintain and will continue to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

         Section 2.21 Other Agreements. Except as set forth in the attached
Schedule 2.21, the Company and each Subsidiary is not a party to or otherwise bound by any written or oral:

              (a) service, distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company or any Subsidiary, as applicable, except for those agreements that involve less than $50,000 individually or in the aggregate;

              (b) agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company or any Subsidiary after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's or any Subsidiary's standard form agreements, except for those agreements which individually or in the aggregate do not have and are not reasonably expected to have a material adverse effect on the business, affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole;

              (c) agreement with any labor union (and, to the knowledge of the Company and each Subsidiary, no organizational effort is being made with respect to any of its employees);

              (d) agreement containing any provision permitting any party other than the Company or any Subsidiary to renegotiate the price or other terms, or containing any payback or other similar provision, upon the occurrence of a failure by the Company or any Subsidiary to meet its obligations under the agreement when due or the occurrence of any other event, except for those agreements which individually or in the aggregate do not have and are not reasonably expected to have a material adverse effect on the business, affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole;

              (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment, except for those agreements that involve less than $50,000 individually or in the aggregate;

              (f) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

              (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company or any Subsidiary (other than group insurance plans applicable to employees generally);

              (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or any Subsidiary;

              (i) guaranty of any obligation for borrowed money or otherwise;

              (j) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor, except for those leases involving less than $50,000 individually or $250,000 in the aggregate;

              (k) assignment, license, indemnification or other agreement with respect to any form of intangible property;

              (l) agreement under which it has granted any person any registration rights, other than this Agreement;

              (m) agreement under which it has limited or restricted its right to compete with any person in any respect, except for certain restrictive covenants in contracts with customers which prevent the Company from providing services to the competitors of such customers (for confidentiality reasons), and which restrictions do not materially adversely affect the Company and its Subsidiaries, taken as a whole;

              (n) other agreement or group of related agreements with the same party involving more than $50,000 or continuing over a period of more than one year from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company or any Subsidiary, as applicable, without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company or any Subsidiary in the ordinary course of business; or

              (o) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if the Company or any Subsidiary were registering securities under the Securities Act.

         To the Company's and each Subsidiary's knowledge, each party other than the Company or any Subsidiary to all such agreements listed on Schedule
2.21 has in all material respects performed the obligations required to be performed by such party to date. The Company and each Subsidiary has no knowledge of any material breach or anticipated material breach by any other party to any of such agreement, instrument, commitment, plan or arrangement listed on Schedule 2.21.

         Section 2.22 Loans and Advances. The Company and each Subsidiary does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company or any Subsidiary in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or any Subsidiary.

         Section 2.23 Employees; Officers. Set forth in Schedule 2.23 is a list of the names of the executive officers and key employees of the Company and each Subsidiary, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company and its Subsidiaries in 1996. Each of the executive officers and each key employee employed by the Company and each Subsidiary has executed an Employee Agreement substantially in the form of Exhibit B (in the case of executive officers) or Exhibit C (in the case of key employees) (collectively, the "Employee Agreements"), and such agreements are in full force and effect. Each of the persons listed on Schedule 2.23 shall agree in their respective Employee Agreement, to, among other things, dedicate substantially their full working schedule to the Company or the Subsidiary, as applicable, and not to pursue outside business activities during the Company's or any Subsidiary's business hours, consistent with the Company's or such Subsidiary's personnel policies, as they exist on the date hereof, until such person shall no longer be employed by the Company or such Subsidiary. No executive officer or key employee of the Company or any Subsidiary has advised the Company or any Subsidiary (orally or in writing) that he or she intends to terminate employment with the Company or such Subsidiary.

         The Company and each Subsidiary has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company, any Subsidiary nor any entity required to be aggregated with the Company under Sections 414(b), (c), (m) or (n) of the Code sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan. For purposes of this Agreement, "Benefit Plan" shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of ERISA) or (ii) an employee welfare benefit plan (as defined in Section 3(1) of ERISA).

         Section 2.24 [Reserved]

         Section 2.25 Environmental Protection. The Company and each Subsidiary has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company and each Subsidiary, the operation of their business, and, to the knowledge of the Company and each Subsidiary any real property that the Company or any Subsidiary leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company and each Subsidiary has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company and each Subsidiary is not aware of any basis therefor. The Company and each Subsidiary has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Company and each Subsidiary has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the Company's and each Subsidiary's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state, local or foreign law, ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

         Section 2.26 Foreign Corrupt Practices Act. The Company and each Subsidiary has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company's and each Subsidiary's knowledge, there is not now, and there has never been, any employment by the Company or any Subsidiary of, or beneficial ownership in the Company or any Subsidiary by, any governmental or political official in any country in the world.

         Section 2.27 Federal Reserve Regulations. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

         Section 2.28 Offering of the Shares. Except as set forth in Schedule 2.28, neither the Company, any Subsidiary nor any person authorized or employed by the Company or any Subsidiary as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company, any Subsidiary nor any person acting on their behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares, Conversion Shares or other securities into which such Shares have been converted, to the registration provisions of the Securities Act. Except as set forth in Schedule 2.28, the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         Section 2.29 Returns. The Company and the Subsidiaries have not had any of their products returned by the purchasers thereof, which returns collectively taken together have had or would reasonably be expected to have a material adverse effect on the business, affairs, financial condition, properties or prospects of the Company and the Subsidiaries taken as a whole.

         Section 2.30 Related-Party Transactions. Except as set forth in
Schedule 2.30 attached hereto, no employee, officer, director or stockholder of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's and each Subsidiary's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any Subsidiary, except that employees, officers, directors or stockholders of the Company and the Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company and the Subsidiaries. Except for the MARS Agreement between the Company and Barbara and Jerome D. Mellinger, no member of the immediate family of any employee, officer, director or stockholder of the Company or any Subsidiary is directly or indirectly interested in any material contract with the Company or any Subsidiary.

         Section 2.31 Permits. The Company and each Subsidiary have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which has had or would reasonably be expected to have a material adverse effect on business, affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole, and the Company and each Subsidiary believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company and each Subsidiary are not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         Section 2.32 Manufacturing and Marketing Rights. The Company and each Subsidiary have not granted rights to manufacture, produce, assemble, license, mar-ket, or sell its products to any other person and is not bound by any agreement that affects the Company's or any Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

         Section 2.33 Registration Rights. Except for certain registration rights granted to J.P. Morgan Ventures Corporation and its affiliates pursuant to the Registration Rights Agreement, dated July 16, 1996, between TTSL and J.P. Morgan Ventures Corporation, and as provided herein and in the Unit Purchase Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         Section 2.34 Minute Books. The minute books of the Company and each Subsidiary provided to the Investors contain a summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.


                                  ARTICLE III

                            Covenants of the Company

         Section 3.1 Financial Statements, Reports, Etc.

              (a) The Company shall furnish to each Investor, as soon as available but in no case later than ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company; provided, that if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company may satisfy its obligations under this Section 3.1(a) by providing to each Investor a copy of the Company's Annual Report on Form 10-K or 10-KSB and any proxy statement and other annual report to shareholders provided to other shareholders of the Company, as applicable.

              (b) The Company shall furnish to each Investor purchasing Shares with an original aggregate purchase price in excess of $1,000,000 who continues to hold securities of the Company with an aggregate liquidation preference (if applicable) or a fair market value in excess of $500,000 (each such Investor, a "Qualifying Investor") as soon as available, but in no case later than:

                   (i) forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period of the prior fiscal year; provided, that if the Company is subject to the reporting requirements of the Exchange Act the Company may satisfy its obligations under this Section 3.1(b) by providing each Qualifying Investor with a copy of the Company's quarterly report on Form 10-Q or 10-QSB and any Form 8-K filed in such fiscal quarter, as applicable.

                   (ii) thirty (30) days after the end of each month in each fiscal year (other than after the last month in each fiscal year and the last month in each fiscal quarter of each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 3.1(b) shall terminate upon the completion of an Initial Public Offering (as defined below).

         For the purposes of this Agreement, the term "Initial Public Offering" shall mean the Company's initial public offering of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), declared effective by the Securities and Exchange Commission, in which the aggregate gross proceeds to the Company equal or exceed $25,000,000 (before deducting underwriting discounts and commissions and offering expenses) at a price per share of at least $131.24 (as appropriately adjusted for any stock dividend, stock split or similar recapitalization event).

              (c) Until the completion of an Initial Public Offering, as soon as available but in no case later than 30 days prior to the start of each fiscal year (except fiscal year 1997, for which such information shall be delivered by February 1, 1997), the Company shall deliver to each Qualifying Investor consolidated capital and operating expense budgets (including such information, and variations from budget, with respect to the prior fiscal year), cash flow projections and income and loss projections and a business plan for the Company and its subsidiaries in respect of such fiscal year which have been approved by the Company's Board of Directors, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any major revisions to any of the foregoing.

              (d) Until the completion of an Initial Public Offering, the Company shall furnish to each Qualifying Investor:

                   (i) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or files with the SEC; and

                   (ii) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Qualifying Investor reasonably may request.

         All such financial statements, reports or other information (other than publicly available information) provided to any Investor pursuant to this
Section 3.1 shall be deemed to be confidential information of the Company. Each Investor agrees to use reasonable efforts to prevent the disclosure of such confidential informa-tion to any other person (excluding its and its subsidiaries' and affiliates' officers, employees, agents or counsel) except (i) as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over such Investor including, without limitation, the National Association of Insurance Commissioners, or as otherwise required by applicable law, (ii) information obtained from a third party which is not subject to the provisions of any confidentiality agreement in favor of the Company, (iii) in connection with the enforcement of such Investor's rights hereunder or under the Certificate of Incorporation and (iv) disclosure to other Investors.

         Section 3.2 Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect "key person" life insurance policies, payable to the Company, on the lives of Douglas K. Mellinger and Srinivasan Viswanathan (so long as each, respectively, remains an employee of the Company), in the amount of $2,250,000 each, with the Company as beneficiary. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Investors holding at least a majority of the outstanding Shares the Company will add one designee of such Investors as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

         Section 3.3 Inspection, Consultation and Advice. Until the completion of an Initial Public Offering, the Company shall permit and cause its subsidiaries to permit each Qualifying Investor and such persons as it may designate and reasonably acceptable to the Company, at such Qualifying Investor's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and make copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their executive officers, key employees and public accountants

(and the Company hereby authorizes said accountants to discuss with such Qualifying Investor and such designees such affairs, finances and accounts), all at reasonable times and upon reasonable notice, and with due regard for the Company's ongoing operations; provided, that the Investors shall have no right to receive any confidential information from any customer of the Company or its Subsidiaries; provided, further, that no information shall be supplied hereunder to the extent that such information is subject to confidentiality provisions in a given customer's contract with the Company. Any information or documentation (other than publicly available information) provided to any such Qualifying Investor or any such designee pursuant to this Section 3.3 shall be deemed to be confidential information of the Company. Each Qualifying Investor agrees to use reasonable efforts to prevent the disclosure of such confidential information to any other person (excluding its and its subsidiaries' and affiliates' officers, employees, agents or counsel) except (i) as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over such Qualifying Investor including, without limitation, the National Association of Insurance Commissioners, or as otherwise required by applicable law, (ii) information obtained from a third party which is not subject to the provisions of any confidentiality agreement in favor of the Company, (iii) in connection with the enforcement of such Qualifying Investor's rights hereunder or under the Certificate of Incorporation and (iv) disclosure to other Qualifying Investors.

         Section 3.4 Restrictive Agreements Prohibited. Neither the Company nor its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or the Certificate of Incorporation.

         Section 3.5 Transactions with Affiliates. Except for the arrangements between the Company and TTSL, and the transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         Section 3.6 Expenses of Directors. The Company shall promptly reimburse in full each director of the Company if he or she is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

         Section 3.7 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall provide to each Qualifying Investor copies of all notices, reports (including all materials distributed at the meeting and in the board books), minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as proprietary information by the Board of Directors. Any information or documentation (other than publicly available information) provided to any such Qualifying Investor pursuant to this Section 3.7 shall be deemed to be confidential information of the Company. Each Qualifying Investor agrees to use reasonable efforts to prevent the disclosure of such confidential information to any other person (excluding its and its subsidiaries' and affiliates' officers, employees, agents or counsel) except (i) as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over such Qualifying Investor including, without limitation, the National Association of Insurance Commissioners, or as otherwise required by applicable law, (ii) information obtained from a third party which is not subject to the provisions of any confidentiality agreement in favor of the Company, (iii) in connection with the enforcement of such Qualifying Investor's rights hereunder or under the Certificate of Incorporation and (iv) disclosure to other Qualifying Investors.

         Section 3.8 By-laws. The Company shall at all times cause its By-laws to provide that the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series A Preferred Stock as set forth in the Certificate of Incorporation. The Company shall at all times maintain provisions in its By-laws and/or Certificate of

Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

         Section 3.9 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Agreements (as defined in Section 3.10 hereof) without the affirmative vote of both of the Series A Board Members.

         Section 3.10 Employee Agreements. The Company shall obtain, and shall cause its Subsidiaries to obtain, an Employee Agreement in substantially the form of Exhibit B or Exhibit C hereto, as applicable, from all future executive officers and key employees of the Company or any of its Subsidiaries upon their employment by the Company or any of such subsidiaries (the executive officer and key employee Employee Agreements shall be collectively referred to herein as the "Employee Agreements").

         Section 3.11 Compliance with Laws. The Company shall comply, and use its best efforts to cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         Section 3.12 Keeping of Records and Books of Account. The Company shall keep, and use its best efforts to cause its subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary.

         Section 3.13 Compensation and Audit Committees. The Company shall, by amending its By-laws or otherwise, establish and maintain a Compensation Committee and an Audit Committee of the Board of Directors, each of which shall consist of three directors, two of whom (on each Committee) may be directors elected solely by the holders of Common Stock or appointed by the members of the Board of Directors (provided that one of such two committee members is not an employee or Founder (as hereinafter defined) of the Company) and one of whom (on each Committee) shall be a Series A Board Member. No additional employee stock option plan, or employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without the approval of the Compensation Committee. The Audit Committee shall select (subject to the approval of the Board of Directors) and provide instructions to the Company's auditors.

         Section 3.14 Corporate Existence. The Company shall maintain its corporate existence, rights and franchises in full force and effect.

         Section 3.15 Limitations of Certain Rights. For purposes of determining the number of Shares or Conversion Shares held by any Investor under this Agreement, all affiliated holders of Shares or Conversion Shares shall be treated as if such affiliated holders were a single Investor; provided, that each such group of affiliated holders of Shares or Conversion Shares shall designate a single representative who shall be granted authority to (i) receive all notices and other information required to be provided to such Investors, and (ii) exercise all rights of an Investor (or Qualifying Investor, as applicable) on behalf of such group of affiliated holders. For the purposes of this Section 3.15, "affiliates" shall include all mutual funds or other pooled investment vehicles or entities under the control or management of any Investor (including, without limiting the foregoing, the affiliated investment vehicles of Tudor or its affiliates).

         Section 3.16 Survival. Except for Sections 3.1, 3.18, 3.20, 3.22 and
3.23 hereof, the covenants set forth in Article III of this Agreement, to the extent applicable to an Investor, shall survive with respect to each Investor until the date such Investor no longer holds securities of the Company with an aggregate liquidation preference (if applicable) or a fair market value of at least $500,000.

         Section 3.17 Use of Proceeds. The proceeds of the sale of the Offering shall be used for the purposes stated in the Memorandum including, without limitation, marketing, expansion, product development, acquisitions and general operations.

         Section 3.18 Preemptive Rights. Subject to the terms and conditions specified in this Section 3.18, each time the Company proposes to offer any shares of, or securities convertible into, or exchangeable or exercisable for any shares of, its capital stock (whether newly issued or treasury stock), the Company shall make an offering of such securities to each Investor in accordance with the following provisions:

              (a) The Company shall deliver a notice ("Notice") to each Investor stating (i) its bona fide intention to offer such securities, (ii) the number of such securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such securities.

              (b) By written notification received by the Company, within twenty (20) calendar days after giving of the Notice, each Investor (including its affiliates) may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities and the exercise of all outstanding options, warrants or rights to purchase Common Stock or other securities convertible into or exercisable for shares of Common Stock exercisable as of the date of such Notice) ("Pro Rata Share"). The Company shall promptly, in writing, inform each Investor and holder of Units (a "Unit Holder") that purchases all of such securities available to it (a "Fully-Exercising Investor") of any other Investor's or Unit Holder's failure to do likewise. During the ten-day period following delivery of such information, each Fully-Exercising Investor shall be entitled to purchase that portion of such securities for which Investors or Unit Holders were entitled to subscribe but which were not subscribed by the Investors or Unit Holders which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities (including the Warrants) and the exercise of all options, warrants or rights to purchase Common Stock or other securities convertible into or exercisable for shares of Common Stock) then held by all Fully-Exercising Investors and Unit Holders ("Proportional Share"). If any Investor or Unit Holder fails to purchase its Pro Rata Share or Proportional Share, any affiliate of such Investor may purchase the shares available to, but not purchased by, such Investor.

              (c) If all securities referred to in the Notice which Investors are entitled to obtain pursuant to Section 3.18(b) are not elected to be obtained as provided in Section 3.18(b) hereof, the Company may, during the sixty (60) day period following the expiration of the last notice provision provided in Section 3.18(b) hereof, offer the remaining unsubscribed portion of such securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of such securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first re-offered to the Investors in accordance herewith.

              (d) The preemptive right in this Section 3.18 shall not be applicable to:

                   (i) Shares of Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company, the total number of such shares not to exceed 130,200 (appropriately adjusted for stock splits, stock dividends or similar recapitalizations);

                   (ii) Common Stock, or securities convertible into, or exchangeable or exercisable for shares of Common Stock, issued or issuable in connection with bona fide research, licensing or corporate partnering relationships, in connection with equipment lease financing, or in connection with non-convertible debt financing with institutional lenders, in each case approved by a majority of the Board of Directors of the Company including both of the Series A Board Members; provided, that such issuances of Common Stock are for other than primarily equity financing purposes;

                   (iii) Common Stock issued or issuable upon conversion of the Shares or the Warrants issued pursuant to the Unit Purchase Agreement;

                   (iv) Common Stock issued or issuable in connection with a merger or consolidation as a result of which the holders of the Company's outstanding securities immediately prior to the consummation of such transaction hold voting securities in excess of fifty percent

(50%) of the voting power of the surviving or resulting entity; or

                   (v) Common Stock issued in an Initial Public Offering.

         (e) No holder shall be entitled to exercise any preemptive right provided for in this Section 3.18 after the effective date of the registration statement filed with respect to the Company's Initial Public Offering.

              (f) The preemptive rights set forth in this Section 3.18 may be assigned or transferred by an Investor to a transferee or assignee of any of its shares of capital stock of the Company, provided such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

         Section 3.19 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, sufficient numbers of such duly authorized securities for the purpose of effecting the exercise of the conversion of the Shares and otherwise complying with the terms of this Agreement. If at any time the number of authorized but unissued shares of such securities shall not be sufficient to effect the exercise of the conversion of the Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of such securities to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares.

         Section 3.20 Co-Sale Rights. The Mellinger Group, L.L.C., Barbara Mellinger and Jerome Mellinger shall be referred to as the "Founders." If any Founder (a "Selling Founder") shall offer to sell any of the shares of Common Stock held by it as of the date hereof or subsequently acquired to any third party:

              (a) Such Selling Founder shall deliver a notice (a "Sale Notice") to each Investor stating (i) its bona fide intention to offer such Common Stock, (ii) the number of shares of Common Stock to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Common Stock.

              (b) By written notification received by the Selling Founder within twenty (20) calendar days after giving of the Sale Notice, each Investor (including its affiliates) may elect to sell, at the price and on the terms specified in the Sale Notice, up to that portion of such Common Stock which equals the proportion that the number of shares of Common Stock issued and held or issuable upon conversion of the Shares then held by such Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Shares or Warrants then held by the Selling Founder and all other Investors and any Unit Holders electing to participate in such sale.

         The Selling Founders shall promptly, in writing, inform each Investor and each Unit Holder that sells all of such securities available to it (a "Fully-Selling Investor") of any other Investor's or Unit Holder's failure to do likewise. During the ten-day period following delivery of such information, each Fully-Selling Investor shall be entitled to sell that portion of such securities which Investors or Unit Holders were entitled to sell but which were not sold by the Investors or Unit Holders which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Fully-Selling Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities (including the Warrants) and the exercise of all options, warrants or rights to purchase Common Stock or other securities convertible into or exercisable for shares of Common Stock) then held by all Fully-Selling Investors ("Co-Sale Proportional Share"). If any Investor fails to sell its Co-sale Proportional Share, any affiliate of such Investor may sell the shares available to, but not sold by, such Investor.

              (c) Each Investor electing to participate shall effect its participation in the sale by promptly delivering to the Selling Founder for transfer to the prospective investor one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock of the Company which such Investor elects to sell.

              (d) The stock certificate or certificates that the Investor delivers to the Selling Founder shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock, pursuant to the terms and conditions specified in the Sale Notice, and the Selling Founder shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from an Investor exercising its rights of co-sale hereunder, the Selling Founders shall not sell to such prospective purchaser or purchasers any Common Stock unless and until, simultaneously with such sale, the Selling Founder shall purchase an equivalent number of such shares or other securities from such Investor.

              (e) After the expiration of the notice period provided in paragraph (b) hereof, the Selling Founder may, not later than sixty (60) days following the expiration of the notice period provided in paragraph (b) hereof, enter into an agreement providing for the closing of the sale or transfer of the Common Stock (including shares of Common Stock of Investors or Unit Holders electing to participate in such sale) covered by the Sale Notice within thirty
(30) days of such agreement on terms and conditions not more favorable to the Selling Founder than those described in the Sale Notice. Any proposed transfer on terms and conditions more favorable to the Selling Founder than those described in the Sale Notice, as well as any subsequent proposed transfer of any of the Common Stock by the Selling Founder, shall again be subject to the Co-Sale Rights of the Investors and shall require compliance by the Selling Founder with the procedures described in this Section 3.20.

              (f) In the event any Founder should sell any Common Stock in contravention of the participation rights of the Investors under this Agreement (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 3.20(f)(i) below, and such Founder shall be bound by the applicable provisions of such put option.

              (i) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Founder, and such Founder shall have the obligation to purchase, a number of shares of Common Stock equal to the number of shares that such Investor would have been entitled to transfer to the purchaser in the Prohibited

Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

              (A) The price per share at which the shares are to be sold to such Founder shall be equal to the price per share paid by the purchaser to such Founder in the Prohibited Transfer. Such Founder shall also reimburse each Investor for reasonable fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under this Section 3.20.

              (B) Within a period of thirty (30) days after the later of the dates on which any Investor (i) receives notice from a Founder of the Prohibited Transfer or (ii) otherwise becomes aware of the Prohibited Transfer, that Investor shall, if exercising the put option created hereby, deliver to such Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

              (C) Such Founder shall, immediately upon receipt of the certificate or certificates for the shares to be sold by a Investor pursuant to Section 3.20 (f)(i)(B), pay to the order of that Investor the aggregate purchase price therefor and the reasonable amount of any fees and expenses reimbursable under Section 3.20(f)(i)(A) (each in immediately available funds).

              (D) Notwithstanding the foregoing, any attempt to transfer shares of the Company in violation of Section 3.20 hereof shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of Investors having the right to amend this Agreement as provided below.

              (g) Notwithstanding the foregoing, the provisions of this Section
3.20 shall not apply to (i) a sale or sales, or other transfer or transfers, in one or more transactions, by a Founder of up to an aggregate of five percent (5%) of the shares of Common Stock held on the date hereof, or issuable upon the exercise of any options held on the date hereof, by such Founder, and (ii) the sale by Jerome Mellinger of 56,189 shares of Common Stock to the Company on the date hereof.

              (h) The Co-Sale Rights set forth in this Section 3.20 may be assigned and transferred by an Investor to a transferee or assignee of any of its shares of capital stock of the Company, provided such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

              (i) The Co-Sale Rights set forth in this Section 3.20 shall terminate upon the closing of an Initial Public Offering.

              (j) Notwithstanding the provisions of this Section 3.20, Jerome Mellinger shall be permitted to sell up to 6,381 shares of Common Stock without complying with this Section 3.20.

         Section 3.21 Increase in Expenses. The approval of a majority of the non-employee directors of the Company will be necessary for any increase in the level of operating expenses to be made by the Company in excess of ten percent (10%) of the aggregate operating expenses set forth in the budgets provided to Qualifying Investors pursuant to Section 3.1(c) hereof.

         Section 3.22 Use of Name and Management Responsibility. The Company shall not use or reference the name of any Investor in any publicly available document or communication, including but not limited to any press release, without the prior written approval of such Investor. The Company acknowledges that each Investor has no responsibility for managing the Company.

         Section 3.23 Right of First Offer From Founders. Subject to the terms and conditions specified in this Section 3.23, each Founder hereby grants to each Investor a right of first offer with respect to future sales or transfers by such Founder of his Additional Shares (as hereinafter defined).

         Each time a Founder proposes to sell or transfer any shares of his capital stock of the Company ("Additional Shares"), such Founder (a "Transferring Founder") shall first make an offering of such Additional Shares to each Investor in accordance with the following provisions:

              (a) The Transferring Founder shall deliver a written notice (an "ROF Notice") to the Investors stating (i) his bona fide intention to sell or transfer such Additional Shares, (ii) the number of such Addition-al Shares to be sold or transferred, and (iii) the price and terms, if any, upon which he proposes to sell or transfer such Additional Shares.

              (b) Within 20 calendar days after receipt of the ROF Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the ROF Notice, up to that portion of such Additional Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Investor bears to the total number of shares of Common Stock of the Company then held by all Investors and Unit Holders (assuming full conversion of all convertible securities and exercise of all exercisable securities). The Transferring Founder shall promptly, in writing, inform each Investor and Unit Holder that purchases all of such shares available to it (a "Fully-Participating Investor") of any other Investor's or Unit Holder's failure to do likewise. During the ten-day period following delivery of such information, each Fully-Participating Investor shall be entitled to purchase that portion of such Additional Shares for which Investors or Unit Holders were entitled to subscribe but which were not subscribed by the Investors or Unit Holders which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Fully-Participating Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities (including the Warrants) and the exercise of all options, warrants or rights to purchase Common Stock or other securities convertible into or exercisable for shares of Common Stock) then held by all Fully-Participating Investors.

              (c) If all Additional Shares which Investors are entitled to obtain pursuant to subsection 3.23(b) are not elected to be obtained as provided in subsection 3.23(b) hereof, the Transferring Founder may, during the 60-day period following the expiration of the period provided in subsection 3.23(b) hereof, offer the remaining unsubscribed portion of such Additional Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree or transferee than those specified in the ROF Notice. If the Transferring Founder does not enter into an agreement for the sale of the Additional Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Shares shall not be sold or transferred unless first reoffered to the Investors in accordance herewith.

              (d) No Founder may sell or transfer any of his capital stock of the Company without first complying with the right of first offer provisions of this Section 3.23.

              (e) The right of first offer in this Section 3.23 shall expire upon an Initial Public Offering.

              (f) The right of first offer set forth in this Section 3.23 may be assigned or transferred by an Investor to a transferee or assignee of any of its shares of capital stock of the Company, provided such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

              (g) Notwithstanding the provisions of this Section 3.23, Jerome Mellinger shall be permitted to sell up to 6,381 shares of Common Stock without complying with this Section 3.23.

         Section 3.24 Board Size. The Company hereby covenants and agrees that the number of directors which shall comprise the Company's Board of Directors shall not exceed nine (9) directors.


                                   ARTICLE IV

                   Representations, Warranties and Covenants
                                of the Investors

         Each of the following representations, warranties and covenants is made by each Investor severally (as to itself) and not jointly.

         Section 4.1 Authorization. Each Investor represents and warrants that this Agreement when executed shall constitute its valid and legally binding obligation, enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

         Section 4.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares and any Conversion Shares to be received by such Investor hereunder (collectively, the "Securities"), will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

         Section 4.3 Disclosure of Information. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Shares.

         Section 4.4 Restricted Securities. Each Investor understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as such securities are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

         Section 4.5 Further Limitations on Disposition. Without in any way limiting the representations set forth in Section 4.4 above, each Investor further agrees not to make any disposition of all or any portion of the Shares being purchased hereunder (or any Securities issuable upon the exercise and/or conversion thereof) unless:

              (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

              (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition,

(ii) if reasonably requested by the Company, such Investor shall have furnished the Company with a satisfactory opinion of counsel (which counsel may be in-house counsel to the Investor), that such disposition will not require registration of the Securities under the Securities Act (iii) the transferee has agreed in writing for the benefit of the Company to be bound by this
Section 4.5, provided and to the extent such section is then applicable and
(iv) such Investor shall have complied with Section 4.10 hereof. Notwithstanding the foregoing, the requirements of this paragraph (b) shall not be applicable to sales of Shares or Securities made pursuant to Rule 144 under the Securities Act.

              (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement, notice to the Company or opinion of counsel shall be necessary for (i) a transfer by an Investor which is a partnership to an affiliate or partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or (ii) a transfer by an Investor which is a corporation to any corporate entities who are controlling, controlled by or under common control with such Investor, or (iii) a transfer by an Investor which is trust to a grantor of such trust or a nominee thereof, or (iv) a transfer by an Investor to any entity which is included with in the definition of "Investor" hereunder; provided, in any such case, that the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

         Section 4.6 Legends. It is understood that the certificates evidencing the Securities may bear a legend substantially similar to the following:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS."

         Section 4.7 Accredited Investor. Each Investor is an Accredited Investor within the definition set forth in Rule 501(a) under the Securities Act.

         Section 4.8 [RESERVED]

         Section 4.9 No Sales to Competitors. Prior to an Initial Public Offering, each Investor covenants not to sell any Shares or Conversion Shares or other securities of the Company to any competitor of the Company; provided, that no bank, investment bank, insurance company, mutual fund or other pooled investment vehicle shall be considered a competitor of the Company hereunder.

         Section 4.10 Notification of Investor Sales of Securities. Prior to an Initial Public Offering, if any Investor shall offer to sell any of the Securities held by it to any third party, each such Investor agrees to notify the Company before any such sale and to inform the Company of the identity of the proposed purchaser of such Securities.


                                   ARTICLE V

                         Conditions of Each Investor's
                             Obligations at Closing

         The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         Section 5.1 Representations and Warranties. The representations and warranties made by the Company in Article II hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the date of the Closing, except that the number of issued and outstanding shares of the Company's capital stock may be affected pursuant to (A) sales of Shares pursuant to this Agreement or shares of Common Stock pursuant to the Unit Purchase Agreement or (B) any conversions of the Shares or Warrants.

         Section 5.2 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Section 5.1 have been fulfilled and that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets, or financial condition of the Company and its Subsidiaries taken as a whole since the date of the audited Financial Statements.

         Section 5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel and such counsel shall have received all such counterpart original and certified or other copies of such documents as the Investors may reasonably request, including but not limited to a copy of this Agreement executed by the Company.

         Section 5.4 Opinion of Company Counsel. Each Investor shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to the Investors in substantially the form of Exhibit D attached hereto.

         Section 5.5 Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing, and the Chief Executive Officer of the Company shall have certified to the Investors in writing to such effect and to the further effect that all of the conditions set forth in this Article V have been satisfied.

         Section 5.6 Purchase by Other Investors. Each Investor shall have purchased and paid for the Shares being purchased by it on the date of the Closing.

         Section 5.7 Supporting Documents. The Investors and their counsel shall have received copies of the following documents at or prior to the
Closing:

              (i) (A) the Certificate of Incorporation and Certificate of Amendment, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the date of the

Closing and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification;
(B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Shares, the reservation of the Conversion Shares, the issuance and delivery of the Conversion Shares upon conversion of the Shares and the Certificate of Amendment, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and
(D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

              (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investors or their counsel reasonably may request.

         Section 5.8 Certificate of Incorporation. The Certificate of Incorporation, which shall include the Certificate of Amendment, shall read in its entirety as set forth in Exhibit A.

         Section 5.9 Employee Agreements. Copies of the Employee Agreements shall have been delivered to counsel for the Investors.

         Section 5.10 By-Laws. The By-Laws of the Company shall have been amended as described in Section 2.2(e) hereof.

         Section 5.11 Fees of Investors' Counsel. The Company shall have paid, or shall have made provision to pay, in accordance with Section 8.8 the reasonable fees and disbursements of counsel for The Travelers Insurance Company invoiced at the Closing.

                                   ARTICLE VI

               Conditions of the Company's Obligations at Closing

         The obligations of the Company to each Investor under this Agreement are subject to the delivery on or before the Closing of the purchase price to be paid by such Investor specified in Section 1.1.


                                  ARTICLE VII

                              Registration Rights

         Section 7.1 Definitions. For purposes of this Article VII:

              (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

              (b) The term "Registered Securities" means any Registrable Securities which have been included in an effective Registration Statement pursuant to the terms hereof;

              (c) The term "Registrable Securities" means the Common Stock (i) held by the Founders and Management as of the Closing, (ii) issued pursuant to the Unit Purchase Agreement (iii) into which any Shares or Warrants shall have been (or can be) converted, (iv) for which any warrants or options issued (or issuable) by the Company to Founders, Management or Investors have been or can be exercised and (v) acquired by an Investor or Unit Holder through any other means after the date hereof; provided, that, Registrable Securities shall not include any Registrable Securities, securities convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned and the purchaser thereof has not assumed the obligations of an Investor hereunder in accordance with Section 7.13 hereof; provided, however, that as to any particular security or securities that are contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold to the public pursuant to Rule 144;

              (d) The number of shares of "Registrable Securities Then Outstanding" shall be equal to the total of (i) the number of shares of Common Stock which has been issued, or which shall be issued, pursuant to the Unit Purchase Agreement to Unit Holders, and (ii) the number of shares of Common Stock issued (or issuable) upon conversion of any Shares or Warrants; provided, however, that in each case such shares are Registrable Securities (or would be if issued);

              (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 7.13 hereof; and

              (f) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

              (g) The term "Management" means the individuals set forth on
Schedule 2.23 hereof.

         Section 7.2 Demand for Registration.

              (a) If the Company shall receive, at any time after a date six
(6) months after the effective date of a registration statement for the Initial Public Offering, a written request from either (i) the Management of the Company (a "Management Demand Registration"), or (ii) the Holders of thirty-three percent (33%) of the Registrable Securities Then Outstanding (an "Investor Demand Registration") that the Company file a registration statement under the Securities Act covering the registration of the shares of Registrable Securities that are the subject of such request (a "Demand Registration"), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities and shall, subject to the limitations of Sections 7.2(d) and (e), use its best efforts to effect as soon as practicable the registration under the Securities Act in accordance with Section 7.4 hereof of all Registrable Securities which all of the Holders request be registered within forty-five (45) days after the mailing of such notice by the Company in accordance with Section 8.6. Management Holders shall have piggy-back registration rights with respect to any Investor Demand Registration, and non-Management Holders shall have piggy-back registration rights with respect to any Management Demand Registration, in each case subject to the provisions of paragraph (b), below.

              (b) If such Holders initiating a Demand Registration (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7.2, and the Company shall include such information in the written notice referred to in Section 7.2(a). In such event, the right of any Holder to include his securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 7.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 7.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of such securities that may be included in the underwriting shall be allocated (x) first among all of the respective Holders thereof within the class who requested the Demand Registration, including the Initiating Holders, whose shares are to be included in such registration by a pro rata allocation, and then (y) among any other persons, if any, exercising piggyback rights (including Management, in the case of an Investor Demand Registration, or non-Management Holders, in the case of a Management Demand Registration, as the case may be) by a pro rata allocation.

              (c) The Company shall be obligated to effect only two (2) Investor Demand Registrations under this Section 7.2, and only one (1) Management Demand

Registration under this Section 7.2. For the purposes of this paragraph (c), the exercise of piggy-back registration rights by Management with respect to an Investor Demand Registration shall not constitute a Management Demand Registration, and the exercise of piggy-back registration rights by non-Management Holders with respect to a Management Demand Registration shall not constitute an Investor Demand Registration.

              (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right with respect to a Demand Registration more than once in any twelve (12) month period.

              (e) Notwithstanding the foregoing provisions of this Section
7.2, if at the time of any request by the Initiating Holders under this Section 7.2, the Company has fixed plans to file within sixty (60) days after such request for the sale of any of its securities in a public offering under the Securities Act, no registration of the Initiating Holders' securities shall be initiated under this Section 7.2 until one hundred eighty (180) days after the effective date of such registration unless the Company is no longer proceeding diligently to effect such registration; provided that the Company shall provide the Holders of Registrable Securities the right to participate in such public offering pursuant to, and subject to, Section 7.3 hereof.

              (f) A registration request pursuant to this Section 7.2 may be subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities Then Outstanding to be registered thereunder, subject to the provisions of Section 7.6 hereof.

         Section 7.3 Company Registration. If at any time after the Initial Public Offering (but without any obligation to do so), the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders of

Registrable Securities) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder of Registrable Securities written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 8.6, the Company shall use its best efforts, subject to the provisions of Section 7.8, to cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered (a "Piggy Back Registration"); provided, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 7.3 without obligation to any Holder.

         Section 7.4 Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously and reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days; provided, however, that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of the Company.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Holders of Registered Securities such numbers of copies of a prospectus, in-cluding a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registered Securities owned by them.

              (d) Use its best efforts to register and qualify the Registered Securities under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registered Securities covered by such registration statement in the event the Company has delivered preliminary or final prospectuses to any such Holder and, after having done so, such prospectus is amended to comply with the requirements of the Securities Act. Upon such notification, such Holders shall immediately cease making offers of Registered Securities and return all prospectuses to the Company. The Company shall promptly provide such Holders with revised prospectuses and, following receipt of the revised prospectuses, such Holders shall be free to resume making offers of the Registered Securities.

              (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of such Registered Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of such Registered Securities.

              (h) Use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.

              (i) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         Section 7.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder (the "Selling Holder") that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities.

         Section 7.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions, which discounts and commissions shall be paid by the Selling Holders on a pro rata basis according to the amount of Registrable Securities sold by each Selling Holder, incurred in connection with registrations, filings or qualifications pursuant to Section 7.2, including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities Then Outstanding to be registered thereunder (in which case all Initiating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities Then Outstanding to be registered thereunder agree to forfeit their right to one Demand Registration; provided further, however, that if at the time of such withdrawal, such Holders have learned of a material adverse change in the condition or business of the Company from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then such Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Subsection 7.2(a).

         Section 7.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with all registration, filing or qualification of Registrable Securities with respect to all Piggy-Back Registrations pursuant to Section 7.3 for each Holder (which right may be assigned as provided in Section 7.13), including (without limitation) all registration, filing, and qualification fees, printing and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the Selling Holders of Registered Securities (provided that the fees of such counsel shall not exceed $10,000), but excluding underwriting discounts and commissions relating to Registered Securities, which shall be paid by the Selling Holders on a pro rata basis according to the amount of Registrable Securities sold by each Selling Holder.

         Section 7.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 7.3 to include any of such Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (i) the amount of Registrable Securities of the Selling Holders included in the offering be reduced below thirty-three and one-third percent (33 1/3%) of the total amount of the selling stockholder securities included in such offering or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right under Section 7.2 be excluded from such offering except in accordance with Section 7.2.

         Section 7.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         Section 7.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder of Registered Securities and such Selling Holder's officers and directors, any underwriter (as defined in the Securities
Act) for such Selling Holder and each person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnitee"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act or any state securities law; and the Company will pay to each such Indemnitee any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnitee. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any Holder if a copy of the final prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act if the final prospectus corrected the untrue statement or omission or alleged untrue statement or omission and was (i) provided to the Holder, and (ii) such Holder was required by applicable law to deliver such prospectus.

              (b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Selling Holder selling securities in such registration statement and any controlling person of any such underwriter or other Selling Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Holder, which consent shall not be unreasonably withheld; further provided, that, in no event shall any indemnity under this Section 7.10(b) exceed the gross proceeds (excluding underwriting discounts and commissions) from the offering received by such Selling Holder.

              (c) Promptly after receipt by an indemnified party under this
Section 7.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate, in the reasonable judgment of the indemnified party, due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.10.

              (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7(a) or 7(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent or counsel of the Company, or any controlling person of the Company), on the one hand, and the Holders (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses to which any of them may be subject, in such proportions as are appropriate to reflect the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered.

         The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capital allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7.10(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7.10(d), each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee, agent, and counsel of the Holders, shall have the same rights of contribution as the Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7.10(d). Anything in this Section 7.10(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 7.10(d) is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

              (e) The obligations of the Company and Selling Holders under this
Section 7.10 shall survive the completion of any offering of Registered Securities under this Agreement, and otherwise.

         Section 7.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder thereof to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

              (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

              (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company under the Exchange Act), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         Section 7.12 Form S-3 Registration. If at any time after a date twelve
(12) months after the effective date of the Initial Public Offering, the Company shall receive a written request from the Holders of thirty-three percent (33%) of the Registrable Securities Then Outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

              (a) promptly mail written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

              (b) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after the mailing of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 7.12: (i) if Form S-3 (or a similar successor form) is not available for such offering by the requesting Holders;
(ii) if the requesting Holders, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 7.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration on Form S-3 for Holders of Registrable Securities pursuant to this Section 7.12; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) if the requesting Holder or Holders receive an opinion from counsel to the Company that registration of such Holder's or Holders' Registrable Securities is not required under the Securities Act in order to effect the sale or other distribution contemplated by such Holder or Holders.

              (c) The Company shall be obligated to effect only three (3) registrations pursuant to this Section 7.12.

              (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with such registrations requested pursuant to Section 7.12, including (without limitation) all registration, filing, qualification, printing and accounting fees and the reasonable fees and disbursements of one counsel for the Selling Holder or Selling Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registered Securities, shall be borne by the Company. Registrations effected pursuant to this Section 7.12 shall not be counted as demands for registration pursuant to Section 7.2 or registrations effected pursuant to Section 7.3.

         Section 7.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities, provided: (i) such assignment shall not be effective until the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; (iii) such transferee or assignee shall as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders of Registrable Securities pursuant to this Agreement; (iv) any such transferee or assignee may not again transfer such rights to any other person or entity, other than as provided in this Section 7.13; and (v) such transfer of Registrable Securities is in compliance with applicable federal and state securities laws.

         Section 7.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement,

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

the Company shall not, without the prior written consent of the Holders of 66% of the Registrable Securities Then Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 7.2.

         Section 7.15 Amendment of Registration Rights. Any provision of this
Article VII may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of 66% of the Registrable Securities Then Outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities and the Company.

         Section 7.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 7 after seven (7) years following the consummation of an Initial Public Offering.


                                 ARTICLE VIII

                                 Miscellaneous

         Section 8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         Section 8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any of the Series A Pre-ferred Stock or Conversion Shares issued hereunder or upon exercise of any options). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         Section 8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed in such jurisdiction, without regard to choice of law principles.

         Section 8.4 Counterparts; Facsimile Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by means of facsimile transmission; provided, that an original, manually executed copy of such facsimile counterpart shall be promptly sent by overnight delivery to the other parties to this Agreement.

         Section 8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a reputable overnight courier or with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties. Copies of Notices to be given to the Investors shall be sent to the Investors at their addresses set forth on the signature pages hereof, or as otherwise specified by such Investor from time to time upon notification to the Company.

         Section 8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction, except for the obligations of the Company to Smith Barney Inc. Each Investor agrees to severally and not jointly indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

         The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         Section 8.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. In addition, the Company shall pay the reasonable legal expenses of the counsel for The Travelers Insurance Company in connection with the negotiation, execution and delivery of this Agreement up to a maximum aggregate amount of $40,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         Section 8.9 Amendments and Waivers. Except for the provisions of
Article VI hereof which may be waived with the written consent of the Company only, and except as set forth in Section 7.15 hereof, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of 66% of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock; provided, however, that the provisions of this
Section 8.9 may be amended only with the written consent of the Company and all of such Holders. Any amendment or waiver effected in accordance with this
Section 8.9 shall be binding upon each Holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder of all such securities, and the Company; provided, however, that no condition set forth in Article V hereof may be waived with respect to any Investor who does not consent thereto.

         Section 8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         Section 8.11 Entire Agreement. This Agreement, the Memorandum, and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         Section 8.12 Disclosure Required under the Laws of Certain States and Foreign Countries. The offer and sale of the Series A Preferred Stock, unless otherwise required, are intended to be exempt from registration under the securities laws of certain states and foreign countries. Investors who reside in the following jurisdictions should note the language set forth below, which is required to be included in this Agreement by the securities laws of those jurisdictions. Furthermore, all Investors must note that there are restrictions on transfer of (i) the Series A Preferred Stock and (ii) the Conversion Shares, as agreed upon in Section 4.6 of this Agreement.

FOR ALL INVESTORS:

         THE SERIES A PREFERRED STOCK (AND THE COMMON STOCK INTO WHICH SUCH SERIES A PREFERRED STOCK IS CONVERTIBLE ISSUABLE UPON CONVERSION THEREOF) ARE SUITABLE ONLY FOR SOPHISTICATED INVESTORS FOR WHOM AN INVESTMENT IN THE SERIES A PREFERRED STOCK DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM AND WHO FULLY UNDERSTAND AND ARE WILLING TO ASSUME THE RISKS INVOLVED IN PURCHASE OF THE SHARES. NO OFFER TO SELL (OR SOLICITATION OF AN OFFER TO BUY) IS BEING MADE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

         THE SERIES A PREFERRED STOCK (AND THE COMMON STOCK INTO WHICH SUCH SERIES A PREFERRED STOCK IS CONVERTIBLE) ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THE SERIES A PREFERRED STOCK (AND THE COMMON STOCK INTO WHICH SUCH SERIES A PREFERRED STOCK IS CONVERTIBLE) HAS NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY INFORMATION PROVIDED HEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            PRT GROUP INC.

                                            By: /s/ DOUGLAS K. MELLINGER
                                                ------------------------
                                                Douglas K. Mellinger
                                                Chairman and Chief
                                                Executive Officer
                                                342 Madison Avenue
                                                New York, New York  10173

THE TRAVELERS INSURANCE                     THE PRUDENTIAL INSURANCE
COMPANY                                     COMPANY OF AMERICA


By: /s/ JORDAN M. STITZER                   By: /s/ RICHARD T. GREENWOOD
   -----------------------------                -----------------------------
   Name:  Jordan M. Stitzer                     Name:
   Title: Vice President                        Title: Vice President

Address:                                    Address:
     388 Greenwich Street                        80 Livingstone Avenue
     New York, NY 10013                          Roseland, NJ 07068


TUDOR INVESTMENT CORPORATION,               RHO MANAGEMENT CO., INC., on
on behalf of Raptor Global                  behalf of Rho Management
Fund L.P., Raptor Global                    Trust I
Fund, Ltd., Tudor BVI Futures,
Ltd. and Tudor Arbitrage
Partners L.P.


By: /s/ JAMES J. PALLOTTA                   By: /s/ HABIB KAIROUZ
   -----------------------------                -----------------------------
   Name:  James J. Pallotta                     Name:  Habib Kairouz
   Title: Vice President                        Title: Vice President

Address:                                    Address:
     40 Rowes Wharf                              767 Fifth Avenue
     2nd Floor                                       43rd Floor
     Boston, MA 02110                            New York, NY 10153


CAPITAL RESEARCH AND                        JACQUELINE W. SHAPIRO
MANAGEMENT COMPANY, on behalf
of SMALLCAP World Fund, Inc.


By: /s/ MICHAEL J. DOWNER                   By: /s/ JACQUELINE W. SHAPIRO
   -----------------------------               -----------------------------
   Name:  Michael J. Downer
   Title: Secretary

Address:                                    Address:
   333 South Hope Street                       550 Park Avenue, Apt 7-E
   Los Angeles, CA 90071                       New York, NY 10021

CRAIG GOLDMAN


By: /s/ CRAIG GOLDMAN
   -----------------------------
Address:
   591 Jackson Avenue
   Washington Township, NJ 07675

         WITH RESPECT TO SECTIONS 3.20 AND 3.23, AND ARTICLE VII HEREOF, the undersigned agree to be bound by the provisions of Sections 3.20 and 3.23 and
Article VII hereof.

                                            THE MELLINGER GROUP, L.L.C.


                                            By: /s/ DOUGLAS K. MELLINGER
                                                ------------------------
                                                Name: Douglas K. Mellinger
                                                Title: Member


                                            BARBARA MELLINGER

                                            By: /s/ BARBARA MELLINGER
                                               ------------------------


                                            JEROME MELLINGER

                                            By: /s/ JEROME MELLINGER
                                               ------------------------